UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026

BRC GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

310-966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing 1/1000th of a share of 6.875% Series A Cumulative Perpetual Preferred Stock)	RILYP	Nasdaq Global Market
Depositary Shares (each representing 1/1000th of a share of 7.375% Series B Cumulative Perpetual Preferred Stock)	RILYL	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 7, 2026, BRC Group Holdings, Inc. (the “Company”) and its wholly owned subsidiary BR Financial Holdings, LLC (the “Borrower”) entered into Amendment No. 5 to Credit Agreement (the “Credit Agreement Amendment”) which amends that certain Credit Agreement, dated as of February 26, 2025, by and among the Company, Borrower, each of the lenders party thereto, and Oaktree Fund Administration, LLC, as administrative agent and as collateral agent (as amended by Amendment No. 1 to Credit Agreement and Guarantee and Collateral Agreement dated as of March 24, 2025, Amendment No. 2 to Credit Agreement dated as of July 8, 2025, Amendment No. 3 to Credit Agreement dated as of October 8, 2025, and Amendment No. 4 to Credit Agreement dated as of January 14, 2026, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement Amendment.

The Credit Agreement Amendment made several changes, including, but not limited to (i) updating the borrowing base components by deleting certain assets and increasing the percentage credit attributable to certain assets; (ii) clarifying that the springing maturity function of the Initial Term Loan Maturity Date would not be triggered by the Company’s September 2026 Bonds or December 2026 Bonds; and (iii) removing the Initial Term Loan Exit Fee and replacing with an amendment fee of $3,1250,000, with such amendment fee being added to the principal balance of the Initial Term Loan and payable on the Initial Term Loan Maturity Date and updating other provisions of the Credit Agreement to coincide with this increase in principal balance.

The Credit Agreement Amendment also added certain carve-outs and baskets to provide the Company with added flexibility. These changes included (i) updating the asset carve-outs subject to the disposition covenant in Section 6.04 to remove legacy assets and add new assets; (ii) adding flexibility for Company subsidiaries to engage in equity line of credit commitment and/or variable rate transactions in the ordinary course of business; (iii) adding an additional basket to Section 6.06 that allows the Company to repurchase unsecured notes on or prior to the Maturity Date in an aggregate outstanding amount not to exceed $25 million; and (iv) extending Section 6.06(p) basket through the Maturity Date to provide added flexibility for the Company to make additional Investments.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 5 to Credit Agreement, dated August 7, 2026, among Registrant, BR Financial Holdings, LLC, each of the lenders party thereto, and Oaktree Fund Administration, LLC.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	In accordance with Item 601(a)(5) of Regulation S-K certain schedules and exhibits have not been filed. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRC Group Holdings, Inc.

By:	/s/ Scott Yessner
Name:	Scott Yessner
Title:	EVP & CFO

Date: August 13, 2026

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